UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):             September 1, 2006

SABRE HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12175	75-2662240
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

3150 Sabre Drive

Southlake, Texas 76092

(Address of Principal Executive Offices)  (Zip Code)

(682) 605-1000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Overview

As a part of our ongoing cost savings efforts, we have entered into a sale leaseback agreement (described below) that we expect will generate approximately $10 million in annual savings starting in 2008. This transaction provides an efficient means to dispose of a real estate asset held under a capital lease as part of a broader initiative to consolidate our headquarters facilities.

Sale Leaseback

On September 7, 2006, we entered into an agreement with Maguire Partners (“Maguire”) to sell the Property (described below) to Maguire for $80 million, subject to certain closing conditions.

We also agreed to lease back the Solana building from Maguire for a term of five years.  Under the leaseback, we will be responsible for rent of approximately $6 million annually and for operational expenses such as maintenance and property taxes.

We intend to complete the sale of the Property to Maguire by the end of 2006, at which time Maguire will pay us $80 million and we will become obligated under the leaseback agreement.

Modification of Capital Lease

On September 1, 2006, in order to facilitate the sale of the Property (described below), we amended our Capital Lease Facility with CSL Leasing, Inc. that extends through 2013.  The amendment, which is effective as of August 31, 2006, allows us to exercise at any time an option to purchase the Property, subject to the payment of accrued interest and 10-business days’ advance notice.

We intend to exercise our option to purchase the Property, and to sell the Property to Maguire, after Maguire has completed its diligence on the Property.

The Property

The property to be sold includes the Solana building and associated improvements, and certain undeveloped land and other property rights, at our Southlake, Texas headquarters (the “Property”).  The Property is part of our corporate headquarters facilities in Southlake, Texas that is financed under the Capital Lease Facility.  We plan to vacate the Solana building in late 2007 or early 2008 and to re-accommodate the approximately 1200 employees currently occupying the Solana building in two other headquarters buildings, also in Southlake, Texas.

Financial Impacts and Benefits of Transaction

The Capital Lease Facility obligation currently is $165 million with a $159 million residual value guarantee.  We intend to use the proceeds from the sale of the Property to repay a portion of our

Capital Lease Facility, which will result in a $93 million remaining obligation under the Capital Lease Facility with a $89 million residual value guarantee.

Upon vacating the Solana building in late 2007 or early 2008, we expect to take a one-time charge of approximately $31 to $36 million related to future obligations under the leaseback.   Thereafter, we expect to generate approximately $10 million in annual savings by reducing lease and other operating expenses, and interest expense, related to our headquarters facilities.

We will file a copy of the Agreement to Sell and Purchase by and between Maguire Partners-Dallas, LTD. and Sabre Inc. and the amendment to the Capital Lease Facility, as exhibits to our Form 10-Q for the third quarter of 2006.

All terms and charges described in all sections of this Form 8-K are subject to change as we finalize contracts and plans.  Statements in this Form 8-K which are not purely historical facts or which necessarily depend upon future events, including statements about completing the sale of the Property to Maguire, our plans to vacate the Solana building, anticipated charges, future annual savings or other statements about anticipations, beliefs, expectations or intentions, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to us on the date this report was submitted. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to Maguire’s completion of its diligence on the Property, the satisfaction of closing conditions to the sale, and our ability to reduce our headquarters facilities expense and generate resulting savings. We may not succeed in addressing these and other risks. Further information regarding factors that could affect our financial and other results can be found in the risk factors section of our most recent filing on Form 10-K with the Securities and Exchange Commission.

ITEM 2.03.                        CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 2.05.  COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SABRE HOLDINGS CORPORATION

By:	/s/ James F. Brashear
James F. Brashear
Corporate Secretary

Dated:    September 8, 2006